[VIASOFT letterhead]


                                November 20, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:      VIASOFT, Inc. Employee Stock Purchase Plan

Ladies and Gentlemen:

         I have acted as counsel to VIASOFT, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933 relating to the registration of 400,000 shares of its Common Stock, $.001 par value (the "Shares"), issuable pursuant to the Company's Employee Stock Purchase Plan (the "Plan"). In connection with this representation, I have examined such documents, corporate records and other instruments as I have deemed necessary or appropriate for purposes of this opinion.

         Based upon the foregoing, I am of the opinion that the Shares, when issued and sold in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,



                                   By:      /s/ Catherine R. Hardwick
                                            -----------------------------
                                            Catherine R. Hardwick
                                            General Counsel and Secretary


                                    EXHIBIT 5